($75)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 19 2000
No. C1785-98
Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

TXON INTERNATIONAL DEVELOPMENT CORPORATION

a Nevada Corporation

The undersigned certify that:

1. They are the president and the secretary, respectively, of Txon International Development Corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

"The name of this corporation shall be: China World Trade Corporation."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors and a majority of the stockholders of this corporation.

We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: September 15, 2000

John H.W. Hui, President and Secretary

09/19/2000 12:09P NLR145 FY01-000-17771

CC275640.1
20152110001

WRITTEN CONSENT OF
THE SHAREHOLDERS OF
TXON INTERNATIONAL DEVELOPMENT CORPORATION

The undersigned, being a majority of the shareholders of Txon International Development Corporation, a Nevada Corporation, (the "Corporation"), acting pursuant to Chapter 78 of the Nevada Revised Statutes hereby consent to, approve and adopt by unanimous written consent the following resolution:

AUTHORIZATION OF AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS, in connection with the transaction effectuated pursuant to that certain Share Exchange Agreement, dated as of August 10, 2000, by and among the Corporation, Richard Ford, Jeanie Hildebrand, Gary Lewis, Virtual Edge Limited, a British Virgin Islands Corporation and Main Edge International Limited, a British Virgin Islands Corporation, ("Main Edge"), the Corporation has agreed to change its name.

NOW THEREFORE BE IT RESOLVED, that the Corporation is authorized to amend its Articles of Incorporation to change the name of the Corporation to "China World Trade Corporation".

The undersigned agree that this Consent shall be added to the corporate records of the Corporation and made a part thereof, and the undersigned further agree that the resolutions set forth above shall have the same force and effect as if adopted at a special meeting of the stockholders duly noticed and held.

Dated: August 18, 2000

MAIN EDGE INTERNATIONAL LIMITED

By ______________________
Name: John H.W. Hui
Title: President

CC275636.1
20093410001
08/24/2000 sw

The undersigned agree that this Consent shall be added to the corporate records of the Corporation and made a part thereof, and the undersigned further agree that the resolutions set forth above shall have the same force and effect as if adopted at a special meeting of the Board of Directors duly noticed and held.

This document may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Dated: August 15, 2000

____
John H.W. Hu

____
Alfred H.B. Or

____
James H.C. Mak

____
David Jones

____
Roy C.W. Wu

____
Hui Wang

The undersigned agree that this Consent shall be added to the corporate records of the Corporation and made a part thereof, and the undersigned further agree that the resolutions set forth above shall have the same force and effect as if adopted at a special meeting of the Board of Directors duly noticed and held.

This document may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Dated: August 18, 2000

____
John H.W. Hill

____
Alfred H.B. Or

____
James H.C. Mak

____
David Jones

____
Roy C.W. Wu

____
Hui Wang

The undersigned agree that this Consent shall be added to the corporate records of the Corporation and made a part thereof, and the undersigned further agree that the resolutions set forth above shall have the same force and effect as if adopted at a special meeting of the Board of Directors duly noticed and held.

This document may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Dated: August 18, 2000

____
John H.W. Hui

____
Alfred H.B. Or

____
James H.C. Mak

[signature]
David Jones

____
Ray C.W. Wu

____
Hui Wang

The undersigned agree that this Consent shall be added to the corporate records of the Corporation and made a part thereof, and the undersigned further agree that the resolutions set forth above shall have the same force and effect as if adopted at a special meeting of the Board of Directors duly noticed and held.

This document may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Dated: August 18, 2000

____
John H.W. Hui

____
Alfred H.B. Or

____
James H.C. Mak

____
David Jones

____
Roy C.W. Wu

Hui Wang
Hui Wang